1 Exhibit 99.1 NewtekOne, Inc. Announces Investor/Analyst Day and Provides 4Q25 Update Boca Raton, FL, December 1, 2025 - NewtekOne, Inc. (the “Company” or “NewtekOne”) (NASDAQ: NEWT) is pleased to announce the following updates for its fourth quarter ending December 31, 2025 (“4Q25”).  NewtekOne anticipates launching this month a securitization and sale of rated notes backed by alternative loan program (“ALP”) loans. The securitization is anticipated to be the Company’s largest ever, its fourth securitization of ALP loans, and its 17th overall. This securitization will be the Company’s second ALP securitization in calendar year 2025.  Quarter to date, NewtekOne has repurchased 100,670 shares of its common stock at a weighted average price of $10.20. Barry Sloane, Chairman, President, and Chief Executive Officer, commented, “With the uncertainty of the government shutdown behind us, we are comfortable that 2025 EPS should fall within our $2.10- $2.50 EPS guidance range and, since the government reopened, are pleased to have resumed sales of government guaranteed portions of SBA 7(a) loans. As we approach 2026 and the three-year anniversary of transitioning to a financial holding company, we reflect positively on what we have accomplished operationally, including digitally opening almost 30,000 deposit accounts, and are excited about our prospects for continuing to operate and manage a true technology-oriented bank. The business and financial services and solutions we offer to our independent business owner clients enable them, through the Newtek Advantage®, to grow revenue, to reduce expenses and risk, and to provide analytics, data, and transactional capabilities, which, we believe, are otherwise not available from a single source to this vital industry demographic.” Mr. Sloane continued, “We plan to host investors and analysts at our Boca Raton office headquarters on Thursday, January 8th to present operational and financial goals and projections for 2026. With returns on assets and on tangible common equity that should approximate 3% and 20% for 2025, respectively, and without the use of traditional commercial bankers and branches, we believe that NewtekOne is unlike most, if not all, publicly traded bank holding companies with a $300 million market cap. We have built a technology oriented digital bank by using software, people, and process to offer a frictionless environment for the business client to access a full menu of business and financial solutions

2 under the Newtek® and NewtekOne® brands which are designed to make our business client more successful.” About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995 are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward- looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations

3 Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com